Exhibit 99.1

Global Technologies, Ltd. Announces Second Consecutive Quarter of Record-Breaking Revenue and Profitability Following Successful Reorganization

Parsippany, NJ – February 20, 2025 – Global Technologies, LTD (OTC: GTLL), a multi-operational company driving innovation and sustainable growth across the technology and service sectors, is pleased to announce a its financial results for the second quarter ended December 31, 2024, marking a significant milestone in the Company’s strategic growth and profitability.

Financial Highlights:

Fiscal 2nd Quarter	Fiscal 6 Months (Cumulative)
Revenue: $917,077	Revenue: $1,586,508
Gross Profit: $372,582	Gross Profit: $850,124
Net Income: $186,807	Net Income: $443,356

Strategic Reorganization and Leadership Evolution

The remarkable financial turnaround of Global Technologies, Ltd. is largely attributed to the 2024 strategic plan, developed by Frederick Cutcher and the Board of Directors, which laid the foundation for the Company’s new operational growth model. This plan, executed throughout 2024, established a clear structure for expansion, fueling the creation of 10 Fold Services, the Company’s primary revenue-generating subsidiary.

Wyatt Flippen, a former consultant for the company, was brought on as CEO in November 22, 2024, to further refine and execute the Company’s vision. Since joining, Flippen has instilled strengthened financial oversight and strategic discipline, complementing Cutcher’s leadership in scaling 10 Fold Services. Cutcher continues to focus on expanding 10 Fold, while also serving as a key board member and providing valuable strategic direction.

CEO’s Vision for the Future

“The transformation we’ve seen in just a short period has been incredible,” said Wyatt Flippen, CEO of Global Technologies, Ltd. “Frederick Cutcher and the Board set the stage for success in 2024 with a strong strategic plan, and since stepping in as CEO, my focus has been on adding financial depth, operational discipline, and long-term planning. We’re seeing the direct results of those efforts, and we’re just getting started.”

He continued, “Top line revenue for Calendar 2024 is just over $2.6 million, and we expect to secure several new contracts that could further accelerate our revenue and profitability inside 10 Fold Services. My mission remains clear—to drive sustainable profitability and deliver shareholder value.”

Evaluating GoE3 and Future Growth Opportunities

The Company is currently assessing the feasibility of its second subsidiary, GoE3, which was originally conceived as an EV charging solutions provider.

“GoE3 is still in its early stages, and while we’ve made limited capital investments, we are carefully analyzing its long-term viability in the current geopolitical and economic landscape,” Flippen stated. “With shifts in government policies, particularly around clean energy incentives, we must be prudent in evaluating whether GoE3 can provide immediate shareholder value. If we determine it does not align with our near-term objectives, we will have no hesitation in shelving the project.”

A Future Built on Growth & Expansion

Global Technologies, Ltd. is committed to continuously evaluating new subsidiary opportunities that align with its mission to drive revenue, profitability, and ultimately, maximize shareholder returns. The Company remains focused on building sustainable businesses that create long-term value, leveraging a combination of operational execution, financial discipline, and strategic innovation.

About Global Technologies, Ltd.:

Global Technologies, Ltd. is a multi-operational company that is driving innovation and sustainable growth across the technology and service sectors. With a strategic focus on the health and wellness and electric vehicle industries through its subsidiaries, the company leverages cutting-edge technology and innovative business models to revolutionize these sectors. Global Technologies is dedicated to enhancing connectivity, efficiency, and environmental stewardship, thereby delivering substantial value to its customers, partners, and shareholders. Its mission is rooted in empowering businesses and communities with scalable solutions that not only meet current demands but also anticipate future needs, ensuring a sustainable and thriving future for all stakeholders.

Forward Looking Statements:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

H. Wyatt Flippen

CEO

Global Technologies, LTD

336.404.7982

w.flippen@globaltechnologiesltd.info